Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

($ millions except per share)

	Three Months Ended December 31,
	2007	2006

Railway operating revenues:
Coal	$601	$592
General merchandise (note 1)	1,357	1,234
Intermodal	496	493
Total railway operating revenues	2,454	2,319

Railway operating expenses (note 2):
Compensation and benefits	623	655
Purchased services and rents	396	401
Fuel	353	256
Depreciation	197	187
Materials and other	199	206
Total railway operating expenses	1,768	1,705

Income from railway operations	686	614

Other income - net	34	40
Interest expense on debt	108	115

Income before income taxes	612	539

Provision for income taxes:
Current	107	120
Deferred	106	34
Total income taxes	213	154

Net income	$399	$385

Earnings per share:
Basic	$1.04	$0.97
Diluted	$1.02	$0.95

Average shares outstanding (millions) (note 3):
Basic	381.6	396.0
Diluted	389.9	404.3

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

($ millions except per share)

	Years Ended December 31,
	2007	2006

Railway operating revenues:
Coal	$2,315	$2,330
General merchandise (note 1)	5,196	5,106
Intermodal	1,921	1,971
Total railway operating revenues	9,432	9,407

Railway operating expenses (note 2):
Compensation and benefits	2,552	2,637
Purchased services and rents	1,551	1,578
Fuel	1,169	1,095
Depreciation	775	738
Materials and other	800	802
Total railway operating expenses	6,847	6,850

Income from railway operations	2,585	2,557

Other income - net	93	149
Interest expense on debt	441	476

Income before income taxes	2,237	2,230

Provision for income taxes:
Current	648	757
Deferred	125	(8)
Total income taxes	773	749

Net income	$1,464	$1,481

Earnings per share:
Basic	$3.74	$3.63
Diluted	$3.68	$3.57

Average shares outstanding (millions) (note 3):
Basic	389.6	406.0
Diluted	397.8	414.7

Norfolk Southern Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ millions)
	As of December 31,
	2007	2006

Assets

Current assets:
Cash, cash equivalents and short-term investments	$206	$918
Accounts receivable - net	942	992
Materials and supplies	176	151
Deferred income taxes	190	186
Other current assets	161	153
Total current assets	1,675	2,400

Investments	1,974	1,755

Properties less accumulated depreciation	21,583	21,098

Other assets	912	775
Total assets	$26,144	$26,028

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$1,139	$1,181
Income and other taxes	203	205
Other current liabilities	237	216
Current maturities of long-term debt	369	491
Total current liabilities	1,948	2,093

Long-term debt	5,999	6,109

Other liabilities	2,039	1,767

Deferred income taxes	6,431	6,444
Total liabilities	16,417	16,413

Stockholders' equity:
Common stock $1.00 per share par value	400	418
Additional paid-in capital	1,466	1,303
Accumulated other comprehensive loss	(399)	(369)
Retained income	8,280	8,283
	9,747	9,635

Less treasury stock at cost, 20,683,686 and
20,780,638 shares, respectively	(20)	(20)

      Total stockholders' equity

	9,727	9,615

Total liabilities and stockholders' equity

	$26,144	$26,028

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

($ millions)

	Years Ended December 31,
	2007	2006

Cash flows from operating activities:
Net income	$1,464	$1,481
Reconciliation of net income to net cash provided by
operating activities:
Depreciation	786	750
Deferred income taxes	125	(8)
Gains on properties and investments	(51)	(54)
Changes in assets and liabilities affecting operations:
Accounts receivable	30	(60)
Materials and supplies	(25)	(19)
Other current assets	(17)	(11)
Current liabilities other than debt	38	38
Other - net	(17)	89
Net cash provided by operating activities	2,333	2,206

Cash flows from investing activities:
Property additions	(1,341)	(1,178)
Property sales and other transactions	124	119
Investments, including short-term	(635)	(1,804)
Investment sales and other transactions	827	2,179
Net cash used for investing activities	(1,025)	(684)

Cash flows from financing activities:
Dividends	(377)	(278)
Common stock issued - net	183	297
Purchase and retirement of common stock (note 3)	(1,196)	(964)
Proceeds from borrowings	250	--
Debt repayments	(489)	(339)

Net cash used for financing activities	(1,629)	(1,284)

Net increase (decrease) in cash and cash equivalents	(321)	238

Cash and cash equivalents:
At beginning of year	527	289

At end of year	206	527

Short-term investments at end of year	--	391

Cash, cash equivalents and short-term investments at end of year

	$206	$918

Supplemental disclosures of cash flow information

Cash paid during the year for:
Interest (net of amounts capitalized)	$441	$473
Income taxes (net of refunds)	$603	$692

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS:

1.   CONTRACT SETTLEMENT

      Fourth quarter 2007 automotive revenue includes $26 million related to a contract settlement.

2.   RECLASSIFICATIONS

      Prior year amounts have been reclassified to conform to current year presentation.  Specifically, "Fuel" includes locomotive fuel and other fuel used in railway operations.  Material, casualties and other claims, and other railway expenses have been combined into "Materials and other."

3.   STOCK REPURCHASE PROGRAM

In March 2007, NS' Board of Directors amended the stock repurchase program that was authorized in November 2005 to increase the number of shares of NS common stock that may be repurchased from 50 million to 75 million.  In addition, the authorization term was shortened from December 31, 2015 to December 31, 2010.  During 2007, NS purchased and retired 23.6 million shares of common stock at a cost of $1.2 billion.  Since inception of this program, NS has purchased and retired 45.3 million shares at a total cost of $2.2 billion.